Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint ALAN J. LACY, AYLWIN B. LEWIS, WILLIAM C. CROWLEY, ANDREA L. ZOPP and WILLIAM K. PHELAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of (1) up to 2,000,000 common shares of the Company for issuance under the Sears, Roebuck and Co. 401(k) Savings Plan, the Lands’ End, Inc. Retirement Plan and the Sears Puerto Rico Savings Plan (collectively, the “Plans”) and (2) an indeterminate amount of interests in the Plans to be offered to Plan participants, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said common shares and Plan interests (the “Registration Statement”), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 23rd day of May, 2005.

NAME	TITLE
/s/ Edward S. Lampert

Edward S. Lampert	Director, Chairman

/s/ Alan J. Lacy

Alan J. Lacy	Director, Vice Chairman and Chief Executive Officer

/s/ Aylwin B. Lewis

Aylwin B. Lewis	Director, President

/s/ William C. Crowley

William C. Crowley	Director, Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

/s/ William K. Phelan

William K. Phelan	Vice President and Controller (Principal Accounting Officer)

NAME	TITLE

/s/ Donald J. Carty

Donald J. Carty	Director

/s/ Julian C. Day

Julian C. Day	Director

/s/ Michael A. Miles

Michael A. Miles	Director

/s/ Steven T. Mnuchin

Steven T. Mnuchin	Director

/s/ Ann N. Reese

Ann N. Reese	Director

/s/ Thomas J. Tisch

Thomas J. Tisch	Director

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